UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2025 (July 7, 2025)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 8.01        Other Events.

On June 30, 2025, ClearOne, Inc., a Delaware corporation (the “Company”), announced that the Company’s Board of Directors has declared a one-time special stock dividend (the “Special Stock Dividend”) on the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), and any Common Stock equivalents with dividend rights (the “Common Stock Equivalents”), to provide its legacy stockholders with a 100% stake in the proceeds from an eventual sale, if any, of all or substantially all of the Company’s current assets and operations in one or more transactions (collectively, the “Asset Sale”).  The Board of Directors has fixed July 11, 2025 as the record date (the “Record Date”) for the Special Stock Dividend, and the Special Stock Dividend will be payable on July 18, 2025 to stockholders of record as of the Record Date.

As previously disclosed, the Special Stock Dividend is part of the Company’s ongoing strategic process and in support of its previously disclosed plan to pursue one or more transactions, including the Asset Sale, and involves issuing to holders of Common Stock and Common Stock Equivalents one share of the Company’s Class A Redeemable Preferred Stock, par value $0.001 per share (the “Class A Preferred Stock”), for every issued and outstanding share of Common Stock and Common Stock Equivalent.  Upon the completion of an Asset Sale, if any, which may occur in one or a series of transactions, the Class A Preferred Stock shall be redeemed by the Company for 100% of the net proceeds of any such Asset Sale.

The Class A Preferred Stock will not be registered under the Securities Act of 1933 nor the Securities Exchange Act of 1934. Because the shares of Class A Preferred Stock will be restricted securities and not transferrable, on July 7, 2025, the Nasdaq Stock Market, LLC advised the Company that an EX date would not be issued for the Common Stock.  Accordingly, only stockholders of record as of the close of business on the Record Date will receive the Special Stock Dividend.  Anyone who purchases shares of Common Stock after the Record Date will not receive the Special Stock Dividend for the shares of Common Stock that are sold.

A copy of the Company’s press release announcing the Special Stock Dividend is filed herewith as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release of ClearOne, Inc. Dated July 7, 2025.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: July 7, 2025	By:	/s/ Derek Graham
Derek Graham
Chief Executive Officer